Exhibit 99.1

FOR:	GUITAR CENTER, INC.

CONTACT:	Erick Mason
Chief Financial Officer
(818) 735-8800

Financial Dynamics:
Leigh Parrish, Erica Pettit
(212) 850-5651, (212) 850-5614

FOR:	Bain Capital Partners
Stanton Crenshaw Communications
Alex Stanton
(212)780-0701

For Immediate Release

GUITAR CENTER, INC. ANNOUNCES COMPLETION OF $2.1 BILLION MERGER
WITH AFFILIATES OF BAIN CAPITAL

Westlake Village, CA (October 9, 2007) — Guitar Center, Inc. (Nasdaq: GTRC) today announced the completion of its merger with affiliates of Bain Capital Partners, LLC.

On June 27, 2007, Guitar Center entered into a merger agreement with affiliates of Bain Capital which called for Guitar Center stockholders to receive $63.00 in cash, without interest, for each share of Guitar Center common stock held. The transaction was approved by Guitar Center’s stockholders on September 18, 2007. The total transaction is valued at approximately $2.1 billion, including the assumption of debt.

As a result of this transaction, Guitar Center’s common stock will cease to trade on Nasdaq at market close today, October 9, 2007, and will thereafter be delisted.

Stockholders who hold shares of Guitar Center’s common stock through a bank or broker will not have to take any action to have their shares converted into cash, since these conversions will be handled by the bank or broker.  As soon as practicable, Mellon Investor Services, LLC, the paying agent appointed for the transaction, will send information to all Guitar Center stockholders of record, explaining how they can surrender their shares of Guitar Center common stock in exchange for $63.00 per share in cash, without interest.  Stockholders of record should wait to receive this information before surrendering their shares.

About Guitar Center

Guitar Center is the leading United States retailer of guitars, amplifiers, percussion instruments, keyboards and pro-audio and recording equipment.  Our retail store subsidiary presently operates more than 210 Guitar Center stores across the United States.  In addition, our Music & Arts division operates more than 95 stores specializing in band instruments for sale and rental, serving teachers, band directors, college professors and students.  We are also the largest direct response retailer of musical instruments in the United States through our wholly owned subsidiary, Musician’s Friend, Inc., and its catalogs and websites, including www.musiciansfriend.com, www.guitarcenter.com, www.wwbw.com and www.music123.com.  More information on Guitar Center can be found by visiting the Company’s web site at www.guitarcenter.com.

About Bain Capital Partners

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with approximately $50 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 250 companies around the world, including such leading retailers and consumer companies as Toys “R” Us, Michaels Stores, Burger King, Warner Music Group, Burlington Coat Factory, Dunkin’ Brands, Shopper's Drug Mart, Dollarama and Staples. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Hong Kong, Shanghai, and Tokyo.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts.  Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include statements regarding the transaction and the future performance of Guitar Center.  These statements are based on the current expectations of management of Guitar Center. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document.  For example, among other things, the transaction could disrupt current plans and operations and cause potential difficulties in employee retention, adversely effect Guitar Center’s ability to effectively manage business growth; result in changes in the acceptance of Guitar Center’s products by consumers and changes in relationships with consumers and suppliers, and adversely effect acceptance of new programs and products by consumers and suppliers.  Guitar Center’s business may also be adversely affected by other economic, business, and/or competitive factors.  Additional factors that may affect the future results of Guitar Center are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov.  Unless required by law, Guitar Center undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.